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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                            Consumers Energy Company
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                            [CONSUMERS ENERGY LOGO]

                            CONSUMERS ENERGY COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 2004

To the Shareholders of Consumers Energy Company:

The annual meeting of shareholders of Consumers Energy Company ("Consumers") will be held on Friday, the 28th day of May 2004, at 10:30 A.M., Eastern Daylight Saving Time, at the Potter Center, 2111 Emmons Road, Jackson, Michigan 49201. The purposes of the meeting are to:

    (1) Elect eleven members to Consumers' Board of Directors;

    (2) Ratify the appointment of independent auditors to audit Consumers' financial statements for the year ending December 31, 2004;

    (3) Consider a proposal to approve an amendment to CMS Energy Corporation's Performance Incentive Stock Plan;

    (4) Consider a proposal to permit awards under CMS Energy Corporation's incentive compensation plans and arrangements to be income tax deductible by the Company;

    (5) Transact such other business as may properly come before the meeting.

The Consumers annual report to shareholders for the year 2003, including financial statements, previously has been furnished to you.

The Board of Directors has set April 2, 2004 as the record date for our annual meeting. Shareholders are invited to attend our meeting. WE ARE NOT ASKING YOU FOR A PROXY.

                                         By Order of the Board of Directors

                                         Michael D. VanHemert
                                         Corporate Secretary

Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

April 23, 2004
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                             INFORMATION STATEMENT

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                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of Consumers Energy Company ("Consumers") in connection with the annual meeting of shareholders to be held on May 28, 2004.

As of December 31, 2003, Consumers' outstanding common stock ($10 par value) and preferred stock ($100 par value) consisted of 84,108,789 shares of common stock held by CMS Energy Corporation ("CMS") and 441,599 shares of preferred stock held by the public. Holders of preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected (11 this year), and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.

While all shareholders are cordially invited to attend the annual meeting, WE ARE NOT ASKING YOU FOR A PROXY. We have been advised that all 84,108,789 Consumers common shares held by CMS (99.5% of the Consumers shares entitled to vote) will be voted in favor of the proposed directors, thus assuring their election, as well as in favor of the other proposals recommended by the Consumers' Board of Directors.

To the knowledge of management, no person or entity except CMS owns beneficially more than 5% of any class of Consumers' outstanding voting securities.

The determination of approval of corporate action by the shareholders is based on votes "for" and "against," Abstentions and broker non-votes are not counted as "against" votes but are counted in the determination of a quorum.

               INCORPORATION BY REFERENCE -- CMS PROXY STATEMENT

Please refer to the enclosed CMS proxy statement dated April 23, 2004 for information regarding the nominees for directors and the other proposals being voted on by Consumers' shareholders, as well as the meetings and committees of the Board of Directors, compensation of directors and executive officers and various other 2003 information statement disclosures. This information appears beginning with the heading "CORPORATE GOVERNANCE" in the CMS proxy statement, and is incorporated by reference herein.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the federal securities laws require Consumers' directors and its designated executive officers, and persons who own more than 10% of Consumers' stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of any securities or derivative securities of Consumers. To Consumers' knowledge, during the year ended December 31, 2003 all Consumers directors and designated executive officers made all required filings.